                                                                 EXHIBIT 10.150

[USL CAPITAL LOGO]         MASTER LEASE AGREEMENT         [FORD FINANCIAL LOGO]

 LESSOR:  USL CAPITAL CORPORATION                         LESSEE:  Ligand Pharmaceuticals, Inc.
 ADDRESS: 733 Front Street                                ADDRESS: 9360 Towne Center Drive
          San Francisco, California 94111                          San Diego, CA 92121

                          TERMS AND CONDITIONS OF LEASE

The undersigned Lessee hereby requests Lessor to purchase the personal property described in any Equipment Schedule hereunder (herein called "Equipment") from supplier listed in any Equipment Schedule hereunder (herein called "Vendor" and/or "Manufacturer", as applicable) and to lease the Equipment to Lessee on the terms and conditions of the lease set forth below.

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment upon the following terms and conditions:

1. NO WARRANTIES BY LESSOR. Lessee has selected the Equipment and may have entered into certain purchase, licensing, or maintenance agreements with the Vendor and/or Manufacturer (herein referred to as an "Acquisition Agreement") covering the Equipment as further described in Paragraph 26 hereof. If Lessee has entered into any Acquisition Agreement, each agreement shall provide for certain rights and obligations of the parties thereto with respect to the Equipment, and Lessee shall perform all of the obligations set forth in each Acquisition Agreement as if this lease did not exist. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS." LESSOR SHALL HAVE NO LIABILITY FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND WHATSOEVER RELATING THERETO, INCLUDING WITHOUT LIMITATION ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER.

2. CLAIMS AGAINST VENDOR AND/OR MANUFACTURER. If the Equipment is not properly installed, does not operate as represented or warranted by Vendor and/or Manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and/or Manufacturer pursuant to the Acquisition Agreement, if any, and shall, nevertheless, pay Lessor all rent payable under this lease. All warranties from Vendor and/or Manufacturer are, to the extent they are assignable, hereby assigned to Lessee for the term of the lease or until an Event of Default occurs hereunder, for Lessee's exercise at Lessee's expense. Lessee may directly inquire with Vendor and/or Manufacturer to receive an accurate and complete statement of such warranties, including any disclaimers or limitations of such warranties or of any remedies with respect thereto.

3. VENDOR NOT AN AGENT. Lessee understands and agrees that neither Vendor, nor any sales representative or other agent of Vendor, is an agent of Lessor. Sales representatives or agents of Vendor, and persons that are not employed by Lessor (including brokers and agents) are not authorized to waive or alter any term or condition of this lease, and no representation as to the Equipment or any other matter by Vendor or any other person that is not employed by Lessor (including brokers and agents) shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this lease.

4. NON-CANCELLABLE LEASE. This lease and any Equipment Schedule hereto cannot be cancelled or terminated except as expressly provided herein. Lessee agrees that its obligation to pay all rent and other sums payable hereunder and the rights of Lessor in and to such rent are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, any Manufacturer or Vendor, or against any person for any reason whatsoever.

5. ORDERING EQUIPMENT, Lessee shall arrange for delivery of the Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 90 days after the date on which Lessor accepts Lessee's offer to enter into this lease with respect to any Equipment Schedule or by such other date as may be set forth in an Equipment Schedule or Commitment Letter issued by Lessor as the Commitment Expiration Date. Unless otherwise specified on the Equipment Schedule, Lessee shall be responsible for all transportation, packing, installation, testing and other charges in connection with the delivery, installation and use of the Equipment. Lessee hereby authorizes Lessor to insert in any Equipment Schedule hereunder the serial numbers and other identification data of Equipment when determined by Lessor.

6. ACCEPTANCE. Lessee acknowledges that for purposes of receiving or accepting the Equipment from Vendor, Lessee is acting on Lessor's behalf. Upon delivery of the Equipment to Lessee and Lessee's inspection thereof, Lessee shall furnish Lessor a written statement (a) acknowledging receipt of the Equipment in good condition and repair and (b) accepting it as satisfactory in all respects for the purposes of this lease (the "Certificate of Acceptance"). The date of receipt and acceptance of the Equipment covered by an Equipment Schedule (or any later date that Lessor chooses) shall be the Rent Commencement Date therefor. Lessor is authorized to fill in on any Equipment Schedule hereunder the Rent Commencement Date in accordance with the foregoing.

7. TERMINATION BY LESSOR. If, by the Commitment Expiration Date, the Equipment described in any Equipment Schedule has not been delivered to Lessee and accepted by Lessee as provided in Paragraph 6 hereof, or if other conditions of Lessor's Commitment Letter, if any, have not been met, then Lessor may, at its option, terminate this lease and its obligations hereunder with respect to such Equipment Schedule at any time after the expiration of such 90 days or any date after the Commitment Expiration Date, as applicable. Lessor shall give Lessee written notice whether or not it elects to exercise such option within 10 days after Lessor's receipt of Lessee's written request for such notice.

8. TERM. The term of this lease commences upon the Rent Commencement Date, as provided in Paragraph 9 below. The term shall continue until all of Lessee's obligations are fulfilled hereunder. The Initial Term with respect to any Equipment Schedule begins on the Rent Commencement Date for such Equipment Schedule (as defined in Paragraph 6) and expires after the later of (i) the number of periods for which the rent payments are due, or (ii) the date Lessee fulfills all Lessee's obligations hereunder.

9. RENTAL. Lessee shall pay the rent payments as stated on each Equipment Schedule, the first of which shall be due on the Rent Commencement Date for said Equipment Schedule, and subsequent payments shall be due on the same day of each calendar period as indicated on the Equipment Schedule for the balance of the Initial Term. Rent payments shall be due whether or not Lessee has received any notice that such payments are due. All rent payments shall be paid to Lessor at its address set forth on the Equipment Schedule or as otherwise directed by Lessor in writing.

10. RENEWAL. If no default shall have occurred and be continuing, Lessee shall be entitled to renew the lease with respect to all, but not less than all, of the Equipment covered by an Equipment Schedule for a minimum 12 month period at an amount equal to the fair market rental value thereof, in use and operational, in the condition required by the lease, payable on a periodic basis, as mutually agreed by Lessor and Lessee ("Renewal Rent"). Lessee must give Lessor written notice of its intention to exercise said option, which notice must be received by Lessor at least 90 days before expiration of the Initial Term. The first installment of the Renewal Rent shall be due at expiration of the Initial Term of the lease. Should Lessee fail to comply with the provisions described above covering Renewal, upon expiration of the Initial Term, the term of the lease shall be automatically extended for a term of 3 months. Thereafter, the term of the lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating the lease. Such termination will take effect upon completion of all Lessee's obligations under the lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of the lease). At any time after the expiration of the Initial Term, if the lease has been automatically extended as set forth herein, Lessor reserves the right to terminate the lease by 30 days written notice to Lessee.

11. LOCATION; INSPECTION; LABELS. The Equipment shall be delivered to and shall not be removed without Lessor's prior written consent from the "Equipment Location" shown on the related Equipment Schedule, or if none is specified, Lessee's billing address shown on the Equipment Schedule. Lessor shall have the right to inspect the Equipment at any reasonable time. If Lessor supplies Lessee with labels stating that the Equipment is owned by Lessor. Lessee shall affix such labels to and keep them in a prominent place on the Equipment.

12. REPAIRS; USE; ALTERATIONS. Lessee, at its own cost and expense, shall keep the Equipment in good repair and working order, in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in accordance with the manufacturer's recommended specifications; shall use the Equipment lawfully; shall not alter the Equipment without Lessor's prior written consent; shall use the Equipment in compliance with any existing Manufacturer's service and warranty requirements and any insurance policies applicable to the Equipment and shall furnish all parts and servicing required therefor. All parts, repairs, additions, alterations and attachments placed on or incorporated into the Equipment which cannot be removed without damage to the Equipment shall immediately become part of the Equipment and shall be the property of the Lessor. Lessee will obtain and maintain all permits, licenses and registrations necessary to lawfully operate the facility where the Equipment is located. Lessee shall comply with all applicable environmental and industrial hygiene laws, rules and regulations (including but not limited to federal, state, and local environmental protection, occupational, health and safety or similar laws, ordinances and restrictions). Lessee shall, not later than 5 days after the occurrence of any event, provide Lessor with copies of any report of such event that is required to be filed with governmental agencies regulating environmental claims. Lessee shall immediately notify Lessor in writing of any existing, pending or threatened investigation, inquiry, claim or action by any governmental authority in connection with any law, rule or regulation relating to industrial hygiene or environmental conditions that could affect the Equipment.

13. MAINTENANCE. If the Equipment is such that Lessee is not normally capable of maintaining it, Lessee, at its expense, shall enter into and maintain in full force and effect throughout the Initial Term, and any renewal term, Vendor and/or Manufacturer's standard maintenance contract, and shall comply with all its obligations thereunder. An alternate source of maintenance may be used with Lessor's prior written consent. Such consent shall be granted if, in Lessor's reasonable opinion, the Equipment will be maintained in an equivalent state of good repair, condition and working order.

14. SURRENDER. Provided that Lessee does not exercise the purchase option as set forth in Paragraph 28 hereof, upon the expiration of the Initial Term, or any renewal term, or upon demand by Lessor made pursuant to Paragraph 22 of the lease, Lessee, at its expense, shall return all, but not less than all, of the Equipment by delivering it to such place or on board such carrier, packed for shipping, as Lessor may specify. Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in a condition which will permit Lessor to be eligible for Manufacturer's standard maintenance contract without incurring any expense to repair or rehabilitate such Equipment. Lessee shall be liable for reasonable and necessary expenses to place the Equipment in such condition. Lessee shall remain liable for the condition of the Equipment until it is received and accepted at the destination designated by Lessor as set forth above. If any items of Equipment are missing or damaged when returned, such occurrence shall be treated as an event of Loss or Damage with respect to such missing or damaged items and shall be subject to the terms specified in Paragraph 15 below. Lessee shall provide Lessor with a Letter of Maintainability from the Manufacturer of the Equipment, which letter shall state that the Equipment will be eligible for the Manufacturer's standard maintenance contract when sold or leased to a third party. Lessee shall give Lessor prior written notice that it is returning the Equipment as provided above, and such notice must be received by Lessor at least 90 days prior to such return. Should Lessee fail to comply with the provisions described above covering surrender, upon expiration of the Initial Term, the term of the lease shall be automatically extended for a term of 3 months. Thereafter, the term of the lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating the lease. Such termination will take effect upon completion of all Lessee's obligations under the lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of the lease).

15. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction of or damage to the Equipment or any item thereof (herein "Loss or Damage") from any cause whatsoever. No Loss or Damage shall relieve Lessee of the obligation to pay rent or of any other obligation under this lease. In the event of Loss or Damage, Lessee, at the option of Lessor, shall: (a) place the same in good condition and repair; (b) replace the same with like equipment acceptable to Lessor in good condition and repair with clear title thereto in Lessor; or (c) pay to Lessor the total of the following amounts: (i) the total rent and other amounts due and owing at the time of such payment, plus (ii) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item from date of such payment to date of expiration of its Initial Term, plus (iii) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph
9. Upon Lessor's receipt of such payment, Lessee and/or Lessee's insurer shall be entitled to Lessor's interest in said item, for salvage purposes, in its then condition and location, "as-is", without any warranty, express or implied.

16. INSURANCE. Lessee shall provide, maintain and pay for (a) all risk property insurance against the loss or theft of or damage to the Equipment, for the full replacement value thereof, naming Lessor as a loss payee, and (b) commercial general liability insurance (and if Lessee is a doctor, hospital or other health care provider, medical malpractice insurance). All such policies shall name Lessor as an additional insured and shall have combined single limits in amounts acceptable to Lessor. All such insurance policies shall be endorsed to be primary and non-contributory to any policies maintained by Lessor. In addition, Lessee shall cause Lessor to be named as an additional insured on any excess or umbrella policies purchased by Lessee. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer providing such coverage proving that such policies have been issued, providing the coverage required hereunder shall be delivered to Lessor prior to the Rent Commencement Date. All insurance shall be placed with companies satisfactory to Lessor and shall contain the insurer's agreement to give 30 days written notice to Lessor before cancellation or any material change of any policy of insurance.

17. TAXES. Lessee shall reimburse to Lessor (or pay directly if, but only if, instructed by Lessor) all charges and taxes (local, state and federal) which may now or hereafter be imposed or levied upon the sale, purchase, ownership, leasing, possession or use of the Equipment, excluding, however, all income taxes levied on (a) any rental payments made to Lessor hereunder, (b) any payment made to Lessor in connection with Loss or Damage to the Equipment under Paragraph 15 hereof, or (c) any payment made to Lessor in connection with Lessee's exercise of its purchase option under Paragraph 28 hereof.

18. LESSOR'S PAYMENT. If Lessee fails to provide or maintain said insurance, to pay said taxes, charges and fees, or to discharge any levies, liens and encumbrances created by Lessee, Lessor shall have the right, but shall not be obligated, to obtain such insurance, pay such taxes, charges and fees, or effect such discharge. In that event, Lessee shall remit to Lessor the cost thereof with the next rent payment.

19. INDEMNITY. (a) GENERAL INDEMNITY. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all claims, actions, damages, costs, expenses including reasonable attorneys' fees, obligations, liabilities and liens (including any of the foregoing arising or imposed under the doctrines of "strict liability" or "product liability" and including without limitation the cost of any fines, remedial action, damage to the environment and cleanup and the fees and costs of consultants and experts), arising out of the manufacture, purchase, lease, ownership, possession, operation, condition, return or use of the Equipment, or by operation of law, excluding however, any of the foregoing resulting from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Lessee's choice of counsel shall be mutually acceptable to both Lessee and Lessor. This indemnity also extends to any environmental claims arising out of or relating to prior acts or omissions of any party whatsoever. The provisions of this paragraph shall survive termination of this lease with respect to events occurring prior to such termination. (b) TAX INDEMNITY. Lessee acknowledges that Lessor shall be entitled to all tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including but not limited to, (i) the accelerated cost recovery deductions determined in accordance with Section 168(b)(1) of the Internal Revenue Code of 1986 for the Equipment based on the original cost of the Equipment to Lessor (ii) deductions for interest on any indebtedness incurred by Lessor to finance the Equipment and (iii) sourcing of income and losses attributable to this lease to the United States. Lessee represents that the Equipment shall be depreciable for Federal tax purposes utilizing the MACRS Recovery Period as set forth in the Equipment Schedule, with such depreciation commencing as of the date of Equipment acceptance by Lessee as set forth on the Certificate of Acceptance. Lessee agrees to take no action inconsistent with the foregoing or any action which would result in the loss, disallowance or unavailability to Lessor of all or any part of the Tax Benefits. Lessee hereby indemnifies and holds harmless Lessor and its assigns from and against (i) the loss, disallowance, unavailability or recapture of all or any part of the Tax Benefits resulting from any action, statement, misrepresentation or breach of warranty or covenant by Lessee of any nature whatsoever including but not limited to the breach of any representations, warranties or covenants contained in this paragraph, plus (ii) all interest, penalties, fines or additions to tax resulting from such loss, disallowance, unavailability or recapture, plus (iii) all taxes required to be paid by Lessor upon receipt of the indemnity set forth in this paragraph. Any payments made by Lessee to reimburse Lessor for lost Tax Benefits shall be calculated (i) on the assumption that Lessor is subject to the maximum Federal Corporate Income Tax with respect to each year and that all Tax Benefits are currently utilized, and (ii) without regard to whether Lessor or any members of a consolidated group of which Lessor is also a member is then subject to any increase in tax as a result of the loss of Tax Benefits. For the purposes of this paragraph, "Lessor" includes for all tax purposes the consolidated taxpayer group of which Lessor is a part. (c) PAYMENT. The amounts payable pursuant to this Paragraph 19 shall be payable upon demand of Lessor, accompanied by a statement describing in reasonable detail such claim, action, damage, cost, expense, fee, obligation, liability, lien or tax and setting forth the computation of the amount so payable, which computation shall be binding and conclusive upon Lessee, absent manifest error. The indemnities and assumptions of liabilities and obligations contained in this Paragraph 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease.

20. ASSIGNMENT. Without Lessor's prior written consent, Lessee shall not assign, transfer, pledge, hypothecate or otherwise dispose of this lease, the Equipment, or any interest therein. Lessee's interest in this lease may not be assigned or transferred by operation of law without Lessor's prior written consent, which will not be unreasonably withheld. Without Lessor's prior written consent, Lessee shall not sublet or lend the Equipment or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may assign this lease in whole or in part without notice to Lessee. If Lessee is given notice of such assignment it agrees to acknowledge receipt thereof in writing. Each such assignee shall have all of the rights, but none of the obligations, of Lessor under this lease. Lessee shall not assert against assignee any defense, counterclaim or offset that Lessee may have against Lessor. Notwithstanding any such assignment, Lessor warrants that Lessee shall quietly enjoy use of the Equipment subject to the terms and conditions of this lease so long as Lessee is not in default hereunder. Subject to the foregoing, this lease inures to the benefit of and is binding upon the successors and assigns of the parties hereto.

21. DELINQUENT PAYMENTS. (a) Service Charge. Since it would be impractical or extremely difficult to fix Lessor's actual damages for collecting and accounting for a late payment, if any payment to Lessor required herein (including, but not limited to, rental, renewal, tax, purchase and other amounts) is not paid on or before its due date, Lessee shall pay to Lessor an amount equal to 5% of any such late payment. (b) Interest. Lessee shall also pay interest on any such late payment from the due date thereof until the date paid at the lesser of 18% per annum or the maximum rate allowed by law

22. DEFAULT; REMEDIES. Any of the following shall constitute an Event of
Default: If a) Lessee fails to pay when due any rent or other amount required herein to be paid by Lessee, or b) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary, or c) a petition is filed by or against Lessee under any bankruptcy, insolvency or similar legislation, or d) Lessee violates or fails to perform any provision of either this lease or any Acquisition Agreement, or violates or fails to perform any covenant or representation made by Lessee herein, or e) Lessee makes a bulk transfer of furniture, furnishings, fixtures or other equipment or inventory, or f) Lessee ceases doing business as a going concern or there is a change in the legal structure of ownership of Lessee, or a consolidation or merger of Lessee into or with another entity, which results, in the opinion of Lessor, in a material adverse change in Lessee's ability to perform its obligations under the lease, or g) any representation or warranty made by Lessee in this lease or in any other document or agreement furnished by Lessee to Lessor shall prove to have been false or misleading in any material respect when made or when deemed to have been made. An Event of Default with respect to any Equipment Schedule shall constitute an Event of Default for all Equipment Schedules. Lessee shall promptly notify Lessor of the occurrence of any Event of Default.

     If an Event of Default occurs, Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interests and reasonably expected profits and bargains of Lessor: a) Lessor may terminate this lease with respect to all or any part of the Equipment, b) Lessor may recover from Lessee all rent and other amounts then due and as they shall thereafter become due hereunder, c) Lessor may take possession of any or all items of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of this lease, d) Lessor may recover from Lessee, with respect to any and all items of Equipment, and with or without repossessing the Equipment the sum of (1) the total amount due and owing to Lessor at the time of such default, plus (2) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item(s) from date of such payment to date of expiration of its Initial Term, plus (3) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9; and which the parties agree is a reasonable estimate of such value; and upon the payment of all amounts described in clauses (1), (2) and (3) above, Lessee will become entitled to the Equipment AS IS, WHERE IS, without warranty whatsoever; provided, however, that if Lessor has repossessed or accepted the surrender of the Equipment, Lessor shall sell, lease or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof (after deducting all expenses, including attorneys' fees incurred in connection therewith), to the sum of (1),
(2) and (3) above, and e) Lessor may pursue any other remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction.

     No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of Lessee's full, timely and complete performance of its obligations pursuant to the terms of this lease plus accrued delinquent payments under Paragraph 21.

23. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees and the fees of collection agencies, incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof or in protecting Lessor's rights herein. Lessee's obligation hereunder includes all such costs and expenses expended by Lessor (a) prior to filing of an action, (b) in connection with an action which is dismissed, and (c) in the enforcement of any judgment. Lessee's obligation to pay Lessor's attorneys' fees incurred in enforcing any judgment is a separate obligation of Lessee, severable from Lessee's other obligations hereunder, which obligation will survive such judgment and will not be deemed to have been merged into such judgment.

24. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall at all times remain the property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this lease and the Equipment shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner, affixed or attached to real property or any improvements thereon.

25. NOTICES. Service of all notices under this lease shall be sufficient if given personally or mailed to the respective party at its address set forth on any Equipment Schedule, or at such address as either party may provide in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

26. ACQUISITION AGREEMENTS. If the Equipment is subject to any Acquisition Agreement, Lessee, as part of this lease, transfers and assigns to Lessor all of its rights, but none of its obligations (except for Lessee's obligation to pay for the Equipment conditioned upon Lessee's acceptance in accordance with Paragraph 6), in and to the Acquisition Agreement, including but not limited to the right to take title to the Equipment. Lessee shall indemnify and hold Lessor harmless in accordance with Paragraph 19 from any liability resulting from any Acquisition Agreement as well as liabilities resulting from any Acquisition Agreement Lessor is required to enter into on behalf of Lessee or with Lessee for purposes of this lease.

27. UPGRADES. Any existing lease between Lessor and Lessee subject to an "upgrade" program shall continue in full force and effect and shall be kept free of default by Lessee (even if the equipment covered by the existing lease is sold, traded-in, etc.) until any such existing lease is cancelled by Lessor when, if applicable, the new Equipment is accepted by Lessee for all purposes of this lease.

28. PURCHASE OPTION. If no default shall have occurred and be continuing, Lessee shall be entitled, at its option upon written notice to Lessor, which notice must be received by Lessor at least 90 days prior to the end of either the Initial Term or any renewal term of any Equipment Schedule, to purchase all, but not less than all, of the Equipment covered by such Equipment

Schedule from Lessor at the end of the Initial Term or any renewal term for such Equipment Schedule at a purchase price equal to the then fair market value of the Equipment in use and operational, in the condition required by the lease, as mutually agreed by Lessor and Lessee. On a date which is no later than the expiration date of the Initial Term or any renewal term, as applicable, Lessee shall pay to Lessor the purchase price for the Equipment covered by such Equipment Schedule (plus any taxes levied thereon) and Lessor shall sell the Equipment "as-is where-is" without any warranties expressed or implied.

29. RELATED EQUIPMENT SCHEDULES. In the event that any Equipment Schedule hereunder shall include Equipment that may become attached to, affixed to, or used in connection with Equipment covered under another Equipment Schedule hereunder ("Related Equipment Schedule"), Lessee acknowledges the following:
(a) if Lessee elects to exercise a purchase option or renewal option under any Equipment Schedule, if provided; or (b) if Lessee elects to return the Equipment under any Equipment Schedule as described in Paragraph 14, then Lessor, at its discretion, may require the similar disposition of all Related Equipment Schedules as provided for by this lease.

30. MISCELLANEOUS. This instrument and any Commitment Letter issued by Lessor and any Equipment Schedule hereunder constitutes the entire agreement between Lessor and Lessee, and shall not be amended, altered or changed except by a written agreement signed by the parties hereto, and in the case of Lessor, such agreement shall not be valid unless executed by Lessor at Lessor's home office. To the extent any provision of this lease may be determined to be invalid or unenforceable, it shall be ineffective without affecting the other provisions of this lease. To the extent permitted by applicable law, Lessee hereby waives any provisions of law which render any provision of this lease unenforceable in any respect. Unless specified otherwise, in the event such written agreement is attached to and made a part of an Equipment Schedule, the terms and conditions of said written agreement shall apply only to said Equipment Schedule and shall not apply to any other Equipment Schedule attached to and made a part of this lease. In the event Lessee issues a purchase order to Lessor covering Equipment to be leased hereunder, it is agreed that such purchase order is issued for purposes of authorization and Lessee's internal use only, and none of its terms and conditions shall modify the terms and conditions of this lease and/or related documentation, or affect Lessor's responsibility to Lessee as defined in this lease. An executed Equipment Schedule that incorporates by reference the terms of this Master Lease Agreement, marked "Original," shall be the original of the lease for the Equipment described therein for all purposes. All other executed counterparts of the lease shall be marked "Duplicate." To the extent the lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code of the applicable jurisdiction, no security interest in the lease may be created through the transfer of possession of any counterpart other than the Original of the lease. Lessor reserves the right to charge
Lessee fees for its provision of additional administrative services related to the lease requested by Lessee. Lessee shall provide Lessor with such corporate resolutions, opinions of counsel, financial statements, and other documents (including documents for filing or recording) as Lessor may request from time to time. LESSEE REPRESENTS AND WARRANTS THAT ALL CREDIT AND FINANCIAL INFORMATION SUBMITTED TO LESSOR HEREWITH OR AT ANY OTHER TIME IS TRUE AND CORRECT. LESSEE HEREBY APPOINTS LESSOR OR ITS ASSIGNEE ITS TRUE AND LAWFUL ATTORNEY IN FACT TO EXECUTE ON BEHALF OF LESSEE ALL UNIFORM COMMERCIAL CODE FINANCING STATEMENTS OR OTHER DOCUMENTS WHICH, IN LESSOR'S DETERMINATION, ARE NECESSARY TO SECURE LESSOR'S INTEREST IN SAID EQUIPMENT. The filing of UCC Financing Statements is precautionary and shall not be evidence that the lease is intended as security. If for any reason this agreement is determined not to be a lease, Lessee hereby grants Lessor a security interest in the lease, the Equipment or collateral pertaining thereto and the proceeds thereof, including re-lease, sale or disposition of the Equipment or other collateral. If more than one Lessee is named in this lease, the liability of each shall be joint and several. Time is of the essence with respect to this lease. Lessee represents and warrants that the Equipment is being leased hereunder for business purposes. The descriptive headings which are used in this lease are for convenience of the parties only and shall not affect the meaning of any provision of the lease. Any failure of the Lessor to require strict performance by the Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or of any other provision. This agreement shall be governed by the laws of the state of California (without giving effect to principles of conflicts of law thereof).

31. LESSEE'S REPRESENTATIONS; WAIVER OF JURY TRIAL. Lessee represents and warrants, as of the date of this lease: (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) this lease (and any Equipment Schedule entered into pursuant to this lease) has been duly authorized by all necessary action on the part of the Lessee, duly executed and delivered by authorized officers or agents of Lessee, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority, does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture or other instruments to which Lessee is a party or by which it or any of its assets or property may be bound; (c) this lease (and any Equipment Schedule entered into pursuant to this lease) constitutes the legal, valid and binding obligation of Lessee and is enforceable in accordance with its terms; (d) all credit and financial information, and all other information submitted to Lessor at any time is true and correct, and there does not exist any pending or threatened action or proceeding before any court or administrative agency which might materially adversely affect Lessee's financial condition or operations; (e) Lessee agrees to furnish to Lessor
(i) as soon as available, and in any event within 120 days after the last day of each fiscal year of Lessee, a copy of the financial statements of Lessee as of the end of such fiscal year, certified by an independent certified public accounting firm; (ii) at any time if requested by Lessor, a copy of quarterly financial statements certified by the principal financial officer of Lessee;
and (iii) such additional information concerning Lessee as Lessor may reasonably request. LESSEE AND LESSOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY
OF ANY MATTERS ARISING OUT OF THIS LEASE OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH.

32. COMMITMENT FEE REQUIREMENT. Lessee agrees, with respect to each transaction, to pay the commitment fee specified in Lessor's proposal for such transaction or in the Equipment Schedule related thereto. This commitment fee is given in consideration for Lessor's costs and expenses in investigating and appraising and/or establishing credit for Lessee. This commitment fee shall not be refunded unless Lessor declines to accept Lessee's offer to enter into the lease. Upon Lessor's acceptance of Lessee's offer to enter into the lease, unless otherwise specified in the proposal or Equipment Schedule, the amount shall be applied to the first period's rent payment. Lessee acknowledges that Lessor's act of depositing any commitment fee into Lessor's bank account shall not in itself constitute Lessor's acceptance of Lessee's offer to enter into the lease.




IN WITNESS WHEREOF, the parties have executed this Master Lease Agreement effective as of the first date it is executed by Lessee below.



USL CAPITAL CORPORATION (LESSOR)                 LIGAND PHARMACEUTICALS, INC. (LESSEE)     TITLE          DATE

BY                                               BY
Name /s/ Sandra Oda                              X /s/ Paul V. Maier                        VP & CFO      5/30/96
    -----------------------------------            -------------------------                --------      -------

Title Manager                                    BY
    -----------------------------------          X
                                                   -------------------------                --------      -------
Business Unit BEF
             --------------------------
                                                   -------------------------(CO-LESSEE)      TITLE         DATE
HOME OFFICE 733 FRONT STREET,
SAN FRANCISCO CA 94111 (415) 627-9000            BY
                                                 X
Not valid unless executed by Lessor at             -------------------------                --------      -------
Lessor's home office.

[USL CAPITAL LOGO]             EXHIBIT B                  [FORD FINANCIAL LOGO]


                AMENDMENT TO EQUIPMENT SCHEDULE(S) DATED 5/30/96

                       TO MASTER LEASE AGREEMENT ("LEASE")

                                     BETWEEN

                       USL CAPITAL CORPORATION ("LESSOR")

                                       AND

                     Ligand Pharmaceuticals, Inc. ("LESSEE")


        With respect to the above referenced Equipment Schedule(s) only, the terms and conditions of the Lease shall be modified as follows:

         Lessee and Lessor hereby agree that the rent payments shown on the Equipment Schedule shall be adjusted if, for the week preceding the week in which the Equipment is accepted for purposes of the Lease, the weekly average of the Three-Year Treasury Note interest rate as specified in the Federal Reserve statistical release H.15 is greater than or less than 5.10%, and said variance is at least equal to one quarter of one percent (.25%), then the rent payments will be adjusted so that for each one one-hundredth of one percent (.01%) increase or decrease in the aforementioned Treasury interest rate, all rent payments shall be increased or decreased by .0199%.

        IN WITNESS WHEREOF, the parties have executed this Amendment to Lease effective as of the date set forth above.


USL CAPITAL CORPORATION (LESSOR)                                 LESSEE SIGNATURE                        TITLE
BY                                                               BY
X /s/ Sandra Oda         BEF                                     X   /s/ Paul V. Maier                   VP & CFO
---------------------------------------------                    --------------------------------       ----------
TITLE                    BUSINESS UNIT                           BY
X Manager                                                        X
---------------------------------------------                    --------------------------------       ----------
HOME OFFICE; 733 FRONT STREET, SAN FRANCISCO, CA 94111           CO-LESSEE SIGNATURE                       TITLE
Not valid unless executed by Lessor at Lessor's home office      BY
                                                                 X
                                                                 --------------------------------       ----------

[USL CAPITAL LOGO]                 EXHIBIT E               [FORD FINANCIAL LOGO]



                   AMENDMENT TO EQUIPMENT SCHEDULE DATED _________
                TO MASTER LEASE AGREEMENT DATED 5/30/96 ("LEASE")
                                     BETWEEN
                     USL CAPITAL CORPORATION ("LESSOR") AND
                    LIGAND PHARMACEUTICALS, INC. ("LESSEE")

With respect to the above referenced Equipment Schedule(s) only, the terms and conditions of the Lease shall be modified as follows:

Provided that no Event of Default shall have occurred and be continuing, Lessee shall be entitled, at its option upon 90 days prior written notice to Lessor, to purchase all but not less than all of the Equipment covered by the Lease, effective as of the calendar day which falls exactly 6/1/99 or 36 months after the Rent Commencement Date by paying the Early Purchase Option Amount shown below:

After Rent Payment (#)             Early Purchase Option Amount (%)*
    36                                        43.47%
                                                   %

*The Early Purchase Option Amount is calculated by multiplying the Early Purchase Option percentage by Lessor's cost of the Equipment as set forth on the Equipment Schedule.

On the date of such purchase Lessee shall pay to Lessor the Early Purchase Option Amount for the Equipment covered by the Lease (plus any taxes levied thereon, including all property taxes on the Equipment attributable to lien dates occurring on or prior to the date of such purchase) and upon receipt of the Early Purchase Option Amount, Lessor shall convey all of its right, title and interest in and to the Equipment "AS-IS WHERE-IS" without any warranties expressed or implied.

In the event that Lessee elects to exercise the option as set forth herein (and provided that all of the conditions set forth have been met), Lessee shall have no further obligations to pay rent to Lessor under the Lease. In the event that Lessee does not exercise the option as of the effective dates set forth above (or in the event that the conditions as set forth herein have not been met) the Lease shall continue in full force and effect.

Lessor and Lessee agree that the Early Purchase Option Amount shall be subject to adjustment on the Rent Commencement Date in order to preserve Lessor's anticipated yield by compensating for the fact that by virtue of Lessee's exercise of this Early Purchase Option Lessor will not receive the Rent due during the last twelve or 12 rental periods.

Except as amended hereby, the Lease shall remain in full force and effect. In the event of any conflict between the Lease and this Amendment to Lease, the Amendment to Lease shall govern.

IN WITNESS WHEREOF, the parties have executed this Amendment to Lease effective as of the first date set forth above.

USL CAPITAL CORPORATION (LESSOR)                                 LESSEE SIGNATURE                        TITLE
BY                                                               BY
X /s/ Sandra Oda BEF                                             X   /s/ Paul V. Maier                  VP & CFO
---------------------------------------------                    --------------------------------       ----------
TITLE                    BUSINESS UNIT                           BY
X Manager                                                        X
---------------------------------------------                    --------------------------------       ----------
HOME OFFICE; 733 FRONT STREET, SAN FRANCISCO, CA 94111           CO-LESSEE SIGNATURE                        TITLE
Not valid unless executed by Lessor at Lessor's home office      BY
                                                                 X
                                                                 --------------------------------       ----------

[USL CAPITAL LOGO]                   EXHIBIT F            [FORD FINANCIAL LOGO]


                    AMENDMENT TO EQUIPMENT SCHEDULE(S) DATED

                       TO MASTER LEASE AGREEMENT ("LEASE")

                                     BETWEEN

                       USL CAPITAL CORPORATION ("LESSOR")

                                       AND

                     LIGAND PHARMACEUTICALS, INC ("LESSEE")

        With respect to the above referenced Equipment Schedule(s) only, the terms and conditions of the Lease shall be modified as follows:

        Provided that no Event of Default shall have occurred and be continuing, Lessee shall have the option, which shall not be assignable, to cancel the Lease ("Cancellation Option"), effective as of the calendar day which falls exactly 24 months after the Rent Commencement Date ("Option Date") of the Lease, so long as the following conditions are satisfied as of the Option Date:

1. Lessee shall have paid to Lessor on or prior to the Option Date (i) all rental payments due under the Lease as of the Option Date, (ii) all property taxes on the Equipment attributable to lien dates occurring on or prior to the Option Date, and (iii) all other amounts due Lessor as of the Option Date.

2. Lessee shall have notified Lessor, by certified mail, of its election to exercise the Cancellation Option, addressing such notice to the attention of "Manager, BEF Customer Service, 733 Front Street, San Francisco, California 94111", not less than ninety (90) days prior to the Option Date. Lessor shall have no obligation to notify Lessee further of the opportunity to exercise this Cancellation Option.

3. Lessee shall have paid, in addition to the monthly rentals in (1) above, a cancellation fee equal to 50% of the original cost of the Equipment as set forth on the Equipment Schedule, and at Lessee's risk and expense shall have loaded the Equipment, properly packed for shipment, on board the carrier and delivered to such location as Lessor shall specify, all to be completed on or before the Option Date. As of the Option Date, the Lessee shall also provide Lessor with a Letter of Maintainability from the manufacturer of the Equipment, which letter shall state that the Equipment will be eligible for the manufacturer's standard maintenance contract when sold or leased to a third party.

        In the event that Lessee elects to exercise the Cancellation Option as set forth herein (and provided that all of the conditions set forth have been met), the Lease shall be terminated and Lessee shall have no further obligations to pay rent to Lessor under the Lease. In the event that Lessee does not exercise the Cancellation Option as of the Option Date (or in the event that the conditions as set forth herein have not been met) the Lease shall continue in full force and effect.

        Except as amended hereby, the Lease shall remain in full force and effect. In the event of any conflict between the Lease and this Amendment to Lease, the Amendment to Lease shall govern.

        IN WITNESS WHEREOF, the parties have executed this Amendment to Lease effective as of the date set forth above.


USL CAPITAL CORPORATION (LESSOR)                                 LESSEE SIGNATURE                        TITLE
BY                                                               BY
X /s/ Sandra Oda BEF                                             X   /s/ Paul V. Maier                  VP & CFO
---------------------------------------------                    --------------------------------       ----------
TITLE                    BUSINESS UNIT                           BY
X  Manager                                                       X
---------------------------------------------                    --------------------------------       ----------
HOME OFFICE; 733 FRONT STREET, SAN FRANCISCO, CA 94111           CO-LESSEE SIGNATURE                         TITLE
Not valid unless executed by Lessor at Lessor's home office      BY
                                                                 X
                                                                 --------------------------------       ----------

[USL CAPITAL LOGO]               EXHIBIT S                [FORD FINANCIAL LOGO]

                                   AMENDMENT
              TO EQUIPMENT SCHEDULE/CERTIFICATE OF ACCEPTANCE DATED
                                     5/30/96
              TO MASTER LEASE AGREEMENT DATED 5/30/96 (THE "LEASE")
                                     BETWEEN
                       USL CAPITAL CORPORATION ("LESSOR")
                                       AND
                     LIGAND PHARMACEUTICALS INC. ("LESSEE")

        With respect to the above-referenced Equipment Schedule/Certificate of Acceptance (the "Equipment Schedule") only, the terms and conditions of the Lease shall be modified as follows:

A. In the introductory paragraph, the words "(herein called "Equipment") from supplier" are deleted and be replaced by the words:

         "(such personal property being referred to herein individually as an "Item" or "Item of Equipment" and collectively as "Equipment") from Lessee or the supplier or suppliers".

B. Paragraph 4, NON-CANCELLABLE LEASE, of the Lease is amended by adding the following new sentence at the end thereof:

         "The foregoing provisions of this Paragraph 4, however, do not constitute a waiver of any remedy which Lessee may have in damages against Lessor or any other person."

C. Paragraphs 5, 6, 7, 8 and 26 of the Lease are deleted and replaced by the following paragraphs:

         5. ORDERING AND PAYMENT FOR EQUIPMENT. Lessee shall arrange for delivery of, and payment for, the Equipment so that it can be sold and leased back in accordance with Paragraph 6 hereof on or before the Commitment Expiration Date set forth in the Equipment Schedule or Approval Letter. Lessee hereby authorizes Lessor to insert in the Equipment Schedule hereunder the serial numbers and other identification data of the Equipment when determined by Lessor.

         6. ACCEPTANCE; SALE AND LEASEBACK. On a monthly basis, provided Lessee has accumulated and paid invoices in the aggregate totalling at least $200,000, Lessee shall present the originals of all such invoices to Lessor together with proof of payment and shall deliver to Lessor an Indenture and Bill of Sale, in form satisfactory to Lessor (a "Bill of Sale"), and such other documents as Lessor shall require to transfer title to the Items of Equipment covered by such invoices to Lessor. Subject to the terms and conditions hereof, upon receipt by Lessor of an executed Equipment Schedule/Certificate of Acceptance, in form satisfactory to Lessor (an "Equipment Schedule"), pertaining to such Items of Equipment, Lessor shall purchase such Items from Lessee and lease them back to Lessee as provided in the Equipment Schedule. Final Equipment Schedule may be less than $200,000.

         7. TERMINATION BY LESSOR. If (a) one or more Items of Equipment have not been delivered to, and paid for by, Lessee and sold to, and leased back from, Lessor on or before the Commitment Expiration Date as provided in Paragraphs 5 and 6 hereof, or (b) on or prior to any date on which Lessor is to purchase any Item of Equipment, an event occurs or a condition or circumstance arises that, in Lessor's sole judgment, could result in a material adverse change in the Lessee's business, condition (financial or other), performance, operations, properties or prospects, or could impair in any material respect Lessee's ability to perform its obligations under the Lease, Lessor may, at its option, by giving written notice to Lessee, terminate any and all of its obligations to Lessee with respect to the Items of Equipment referred to in clause (a) and in the case of an event, condition or circumstance referred to in clause (b), terminate any and all of its obligations to Lessee with respect to any and all Items of Equipment not previously made subject to an Equipment Schedule.

         8. TERM; COMMENCEMENT. The term of the lease with respect to an Item of Equipment commences upon the date of Lessor's execution of the Equipment Schedule pertaining thereto (the "Rent Commencement Date"). Lessor is authorized to fill in on the Equipment Schedule the Rent Commencement Date in accordance with the foregoing. The term shall continue until all Lessee's obligations are fulfilled hereunder, unless sooner terminated. The Initial Term of the lease with respect to an Item of Equipment begins on the Rent Commencement Date for such Item and expires after the number of periods for which the rent payments are due.

         26. ACQUISITION AGREEMENTS. If the Items of Equipment described in any Equipment Schedule are subject to any Acquisition Agreement between Lessee and the Vendor and/or Manufacturer, Lessee shall indemnify and hold Lessor harmless in accordance with Paragraph 19 from any liability resulting from any Acquisition Agreement.

D. Paragraph 17, TAXES, of the Lease is amended by adding the following new sentence at the end thereof:

        "Lessee certifies that, for purposes of California Revenue and Taxation Code Section 6010.65, the date of the first functional use of each Item of Equipment is the date of such use set forth in the Equipment Schedule/Certificate of Acceptance with respect to such Item ("First Functional Use Date"). Lessee hereby acknowledges and agrees that in the event, as to any Item, the Rent Commencement Date occurs more than ninety (90) days after the First Functional Use Date, Lessor shall pay and Lessee shall reimburse Lessor for sales taxes assessed on Lessor's purchase of such Item from Lessee."

E. Paragraph 19(a), INDEMNITY, General Indemnity, of the Lease is amended by deleting the word "sole" appearing in the exclusion clause at the end of the first sentence and replacing it with the word "culpable".

        Except as amended hereby, the Lease shall remain in full force and effect. In the event of any conflict between the Lease and this Amendment to Equipment Schedule, this Amendment to Equipment Schedule shall govern.

        IN WITNESS WHEREOF, the parties have executed this Amendment to Equipment Schedule effective as of the date it is executed by Lessor below.

USL CAPITAL CORPORATION                                          LIGAND PHARMACEUTICALS INC              TITLE
BY                                                               BY
X /s/ Sandra Oda                                                 X   /s/ Paul V. Maier                  VP & CFO
---------------------------------------------                    --------------------------------       ----------
TITLE                    BUSINESS UNIT                           BY
X  Manager                 BEF                                                 X
---------------------------------------------                    --------------------------------       ----------
HOME OFFICE; 733 FRONT STREET, SAN FRANCISCO, CA 94111           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX           TITLE
Not Valid unless executed by Lessor at Lessor's home office      BYXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
DATE: 5/30/96                                                    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
      -------------------------------                            --------------------------------       ----------


[USL CAPITAL LOGO]          INDENTURE AND BILL OF SALE    [FORD FINANCIAL LOGO]


        This Indenture and Bill of Sale, dated the 30th day of May, 1996, from Ligand Pharmaceuticals, Inc., a corporation hereinafter called "Seller" to USL CAPITAL CORPORATION, hereinafter called "Buyer".

                                   WITNESSETH

        For valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey and deliver to Buyer all property and equipment of whatsoever kind or character listed, described or otherwise referred to in "Exhibit A" (the "Equipment"), a copy of which Exhibit A is attached hereto and incorporated herein by this reference with the same force and effect as set forth herein in full.

        Seller covenants and warrants that:

         A. It is the owner of, and has absolute title to, all the Equipment free and clear of all claims, liens, encumbrances and all other defects of title of any kind whatsoever.

         B. It has not made any prior sale, assignment or transfer of any item of said Equipment to any person, entity, firm or corporation.

         C. It has the present right, power and authority to sell, assign and transfer each and every item of said Equipment to Buyer.

         D. Each and every item of said Equipment is in good repair, condition and working order.

         E. All acts, proceedings and things necessary and required by laws and the articles of incorporation and by-laws of Seller and agreements or judgements binding upon Seller to make this Indenture and Bill of Sale a valid, binding and legal obligation of Seller have been done, taken and have happened; and the execution and delivery hereof have in all respects been duly authorized in accordance with law and said articles of incorporation and by-laws.

        Seller shall forever warrant and defend the sale, assignment, transfer, conveyance and delivery of each and every item of said Equipment to Buyer, its successors and assigns, against each and every person whomsoever lawfully claiming the same.

        Possession of said Equipment shall not be transferred to Buyer but shall be retained by Seller, it being the intention of Buyer to lease said Equipment to Seller.

        This Indenture and Bill of Sale is binding upon the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.

         IN WITNESS WHEREOF the undersigned Seller has caused this instrument to be executed on the day and year first above appearing, by and through an officer thereunto duly authorized.


   Ligand Pharmaceuticals, Inc., (SELLER)
-----------------------------------------

By  /s/ Paul V. Maier
   --------------------------
Title  VP & CFO
     ------------------------

     ------------------------

                     EXHIBIT A TO INDENTURE AND BILL OF SALE

FROM    LIGAND PHARMACEUTICALS, INC.

TO      USL CAPITAL CORPORATION

                    DATED 5/30/96
                          -------
                         /s/ Paul V. Maier

Equipment Location:
                    ----------------------------------------
10255 Science Center DR.
San Diego, CA 92121 ----------------------------------------

9393 Town Center Drive
San Diego, CA 92121

Glycomed
860 Atlantic Avenue
Alameda, CA 94501

Equipment Description:

Laboratory and manufacturing process and computers as more fully described in the attached equipment list.

[USL CAPITAL LOGO]                  EXHIBIT X             [FORD FINANCIAL LOGO]

                  AMENDMENT TO EQUIPMENT SCHEDULE DATED 5/30/96
                       TO MASTER LEASE AGREEMENT ("LEASE")
                                     BETWEEN
                       USL CAPITAL CORPORATION ("LESSOR")
                                       AND
                     LIGAND PHARMACEUTICALS, INC. ("LESSEE")

     With respect to the above referenced Equipment Schedule only, the terms and conditions of the Lease shall be modified as follows:

        1. For purposes of the above-referenced Equipment schedule only, Lessee shall have the following options at the end of the initial term. Notwithstanding any provision contained in the Lease to the contrary, upon the expiration of the Initial Term and payment by Lessee of all rental payments and other amounts due under the Lease, and provided that no Event of Default shall have occurred and be continuing, Lessee shall have the option, upon written notice to Lessor at least ninety (90) days prior to the expiration of the Initial Term, to (1) purchase all, but not less than all, of the Equipment covered under the Lease, (the "Purchase Option") for an amount equal to 20% of the original cost of the Equipment set forth on the Equipment Schedule (the "Equipment Cost") or (2) return the Equipment to Lessor (the "Return Option"). If Lessee exercises the Return Option, in addition to returning the equipment to Lessor, Lessee will pay Lessor, on the expiration date of the Initial Term, an amount equal to 10% of the Equipment Cost. If Lessee desires Lessor to finance the Purchase Option, Lessee will include a request therefore in its notice of exercise, and Lessor will finance the Purchase Option over a period of 12 months, with monthly payments equal to 1.7442% of the original Equipment Cost. In the event of, and as a condition to, such Lessor financing, Lessee and Lessor will enter into an Amendment to the Equipment Schedule, in the form attached hereto, to reflect such financing.

         For softcosts and/or Software, (the "Products"), at the end of the Initial Term, Lessee must either (1) purchase the Products for an amount equal to 20% of the original cost of the Products as set forth on the Equipment Schedule; or 2) renew the Lease for and Extension Term of 12 months at a monthly rental amount equal to 1.7442% of the original Product cost, as set forth on the Equipment Schedule. There is no return option. All notices required and payments due shall be made in accordance with the terms of the lease. Upon expiration of the Extension Term as set forth above, Lessee shall have the option to purchase the Products for one dollar ($1.00).


        The notices to Lessor relative to Lessee's exercise of any of the foregoing options should be sent by certified mail to:

                          USL Capital Corporation
                          Manager, BEF Customer Service
                          733 Front Street
                          San Francisco, CA 94111


        Except as amended hereby, the Lease shall remain in full force and effect. In the event of any conflict between the Lease and this Amendment to Equipment Schedule, the Amendment to Equipment Schedule shall govern.


         IN WITNESS WHEREOF, the parties have executed this Amendment to Equipment Schedule as of the date set forth above.


USL CAPITAL CORPORATION (LESSOR)                                 LESSEE SIGNATURE                        TITLE
BY                                                               BY
X Sandra Oda                  BEF                                X   /s/ Paul V. Maier                   VP & CFO
---------------------------------------------                    --------------------------------       ----------
TITLE                    BUSINESS UNIT                           BY
X Manager                                                        X
---------------------------------------------                    --------------------------------       ----------
HOME OFFICE; 733 FRONT STREET, SAN FRANCISCO, CA 94111           CO-LESSEE SIGNATURE                         TITLE
Not valid unless executed by Lessor at Lessor's home office      BY
                                                                 X
                                                                 --------------------------------       ----------

                   AMENDMENT DATED 5/30/96 (THIS "AMENDMENT")
                                       TO
                EQUIPMENT SCHEDULE DATED 5/30/96 (THE "SCHEDULE")
                                       TO
            MASTER LEASE AGREEMENT DATED 5/30/96 (THE "MASTER LEASE")
                                     BETWEEN
                       USL CAPITAL CORPORATION ("LESSOR")
                                       AND
                     LIGAND PHARMACEUTICALS INC. ("LESSEE")

    Lessor is financing Lessee's exercise of the Purchase Option referred to in Exhibit X to the Schedule (the "Financing"). In that connection, this Amendment amends only the Schedule in the following respects, so that the Master Lease, and the Schedule insofar as it pertains to the Equipment (not soft costs or software) and for purposes only of the Financing, when taken together, will be converted to and will comprise a lease creating a security interest.

        NOW, THEREFORE, the parties agree, with respect to the Master Lease only as it pertains to the Schedule and only for purposes of the Financing, as follows:

A.       Paragraph 10, Renewal, is deleted.

B. Paragraph 11, Location; Inspection; Labels, is amended by (i) renaming it "Location; Inspection" and (ii) deleting the last sentence.

C. Paragraph 12, Repairs; Use; Alterations, is amended by replacing the second sentence with the following:

            "All parts, repairs, additions, alterations and attachments placed on or incorporated into the Equipment shall immediately become part of the Equipment and subject to Lessor's first priority security interest hereunder."

D.       Paragraph 14, Surrender, is amended to read in its entirety as follows:

            "14. SURRENDER. If Lessor rightfully demands possession of the Equipment pursuant to this lease or otherwise, Lessee, at its expense, shall return all, but not less than all, of the Equipment by delivering it to such place or on board such carrier, packed for shipping, as Lessor may specify. Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in a condition which will permit Lessor to be eligible for Manufacturer's standard maintenance contract without incurring any expense to repair or rehabilitate the Equipment. Lessee shall be liable for reasonable and necessary expenses to place the Equipment in such condition. Lessee shall remain liable for the condition of the Equipment until it is received and accepted at the destination designated by Lessor as set forth above. If any items of Equipment are missing or damaged when returned, such occurrence shall be treated as an event of Loss or Damage with respect to such missing or damaged items and shall be subject to the terms specified in Paragraph 15 below."

E.      Paragraph 15, Loss or Damage, is amended by

        (i)   replacing clause (b) with the following:

              "(b) replace the same with like equipment acceptable to Lessor in good condition and repair, subject to Lessor's first priority security interest hereunder;"; and

        (ii)  replacing the last sentence with the following:

              "Upon Lessor's receipt of such payment, Lessor shall release the security interest that it holds in the Equipment."

F. Pursuant to Paragraph 17, Lessor directs Lessee, after Lessor's funding of the transaction, to make all payments of taxes with respect to the Equipment or this transaction (except tax payments based upon Lessor's net income).

G.      Paragraph 19(b), Tax Indemnity, is deleted.

H. Paragraph 22, Default; Remedies, is amended by adding at the end of the second paragraph the following:

              "and exercising all rights and remedies of a secured party under the Uniform Commercial Code."

I. Paragraph 24, Ownership; Personal Property, amended to read in its entirety as follows:

              "24. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall be the property of Lessee, subject to Lessor's first priority security interest, and shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner, affixed or attached to real property or any improvements thereon."

J. Paragraph 26, Acquisition Agreements, is amended by deleting the first sentence.

K. Paragraph 28, Purchase Option, is amended to read in its entirety as follows:

              "28. RELEASE OF SECURITY INTEREST. If no default shall have occurred and be continuing, and if Lessee has paid all amounts due hereunder, Lessor shall release the security interest that it holds in the Equipment."

L. Paragraph 29, Related Equipment Schedules, is amended by replacing clause (b) with the following:

              "(b) if the Equipment under any Equipment Schedule is returned under Paragraph 14,".

M. Paragraph 30, Miscellaneous, is amended by replacing the 12th sentence (immediately following the sentences in ALL CAPITALS) with the following:

           "This lease is a lease creating a security interest, not a true lease, and shall be deemed to be a security agreement. Lessee hereby grants to Lessor a first priority security interest in this lease, the Equipment, other collateral pertaining thereto and the proceeds thereof, including the re-lease, sale or other disposition of the Equipment or other collateral."

        Except as amended hereby for purposes of the Financing only, the Master Lease and the Schedule shall remain in full force and effect in accordance with their terms. In the event of any conflict between the Lease and this Amendment, for purposes of the Financing this Amendment shall govern.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

USL CAPITAL CORPORATION (LESSOR)                             LIGAND PHARMACEUTICALS INC. (LESSEE)
BY Sandra Oda
---------------------------------                            X /s/  Paul V. Maier                    Title: VP & CFO
---------------------------------                                   --------------------------             ---------
Title: Manager  Business Unit: BEF                           X                                       Title:
      --------                -----                                 --------------------------             ---------
HOME OFFICE: 733 FRONT STREET, SAN FRANCISCO,CA 94111
Not valid unless executed by Lessor at Lessor's home office


                                       3